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                                                                     EXHIBIT 5.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                 July 13, 2001


Plum Creek Timber Company, Inc.
999 Third Avenue, Suite 2300
Seattle, Washington  98104


        Re:  PLUM CREEK TIMBER COMPANY, INC. REGISTRATION STATEMENT ON FORM S-4
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Ladies and Gentlemen:

         We have acted as special counsel to Plum Creek Timber Company, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (File No. 333-47708) as filed with the Securities and Exchange Commission (the "Commission") on October 11, 2000, Amendment No. 1 thereto as filed with the Commission on June 21, 2001, and Amendment No. 2 thereto, filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), up to 119,322,523 shares (the "Shares") of common stock of the Company, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Agreement and Plan of Merger by and among the Company, Georgia-Pacific Corporation, a Georgia corporation ("G-P"), and North American Timber Corp., NPI Timber, Inc., GNN Timber, Inc., GPW Timber, Inc., LRFP Timber, Inc., and NPC Timber, Inc., each a Delaware corporation and a wholly owned subsidiary of G-P (each a "Spinco" and, collectively, the "Spincos") dated as of July 18, 2000, and the Amendment No. 1 to the Agreement and Plan of Merger by and among the Company, G-P and each of the Spincos, dated as of June 12, 2001 (together, the "Merger Agreement").

         This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Merger Agreement, (iii) the Certificate of Incorporation of the Company, as currently in effect, (iv) the Amended and Restated By-laws of the Company, as currently in effect, (v) a specimen certificate representing the Common Stock and (vi) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company


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Plum Creek Timber Company, Inc.
July 13, 2001
Page 2


and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that each of such documents constitutes the valid and binding obligation of each party to such documents (other than the Company) enforceable against such other party in accordance with its terms. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         We express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, upon the consummation of the merger of each Spinco with the Company pursuant to the Merger Agreement and the issuance of Shares and delivery of certificates representing the Shares in the form of the specimen certificates examined by us, signed manually by an authorized officer of the transfer agent and registrar of the Common Stock in the manner contemplated by the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP